Consent of Independent Public Accountants


   As independent public accounts, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A registration statement for The Thurlow Funds, Inc.



                                                          ARTHUR ANDERSEN LLP


   Milwaukee, Wisconsin,
   February 6, 1998